EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

March 7, 2013

Contact: Keith Schroeder

Chief Financial Officer

(918) 824-4605

ORCHIDS DECLARES QUARTERLY

DIVIDEND OF $0.30 PER SHARE

PRYOR, OKLAHOMA (March 7, 2013) – On March 6, 2013, at a regularly scheduled meeting, the Board of Directors of Orchids Paper Products Company (NYSE MKT: TIS) authorized an increase in its quarterly cash dividend from $0.25 per outstanding share to $0.30 per outstanding share of the Company’s common stock. The increased dividend will be effective for the dividend payable on March 29, 2013, to stockholders of record at the close of business on March 19, 2013.

The Company’s President and Chief Executive Officer Bob Snyder said, “Orchids continues to generate significant excess cash flow, so we are pleased to announce an increase in our dividend to $0.30 cents per share that continues our trend of increasing dividend payouts. This increase in our dividend, which is the third increase in the last sixteen months, demonstrates the confidence that the Board of Directors has in the long-term growth of our business and emphasizes our commitment to create long-term value for our stockholders.”

About Orchids Paper Products Company

Orchids Paper Products Company is an integrated manufacturer of tissue paper products serving the at home private label consumer market. From its operations in north east Oklahoma, the Company produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins, to serve the value through premium quality market segments. The Company provides these products to retail chains throughout the United States. For more information on the Company and its products, visit the Company’s website at http://www.orchidspaper.com.

Forward-Looking Statements

This release contains forward-looking statements that involve certain contingencies and uncertainties. The Company intends these forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, activities, levels of activity, performance or achievements. These statements are only predictions.

Factors that could materially affect the Company’s actual results, levels of activity, performance or achievements include, without limitation, those detailed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on March 7, 2012.

The Company’s actual results may be materially different from what it expects. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.